Exhibit 23.1




                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 for an aggregate 14,743,266 shares of Common Stock, $.10 par value) of Computer Associates International, Inc. and subsidiaries and related prospectuses of our report dated May 26, 1999, with respect to the consolidated financial statements and schedule of Computer Associates International, Inc. included in its Annual Report on Form 10-K for the fiscal year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                                            /s/ERNST & YOUNG LLP


         New York, New York
         July  16, 1999